UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2022

Aterian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc. 37 East 18th Street, 7th Floor New York, NY 10003
(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Warrants

On March 1, 2022, Aterian, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors identified on the signature pages to the Purchase Agreements (collectively, the “Purchasers”) pursuant to which, among other things, the Company issued and sold to the Purchasers, in a private placement transaction (the “Private Placement”), (i) 6,436,322 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and accompanying warrants to purchase an aggregate of 4,827,242 shares of Common Stock, and (ii) pre-funded warrants to purchase up to an aggregate of 3,013,850 shares of Common Stock (the “Pre-Funded Warrants”) and accompanying warrants to purchase an aggregate of 2,260,388 shares of Common Stock (the “Private Placement”). The accompanying warrants to purchase Common Stock are referred to herein collectively as the “Common Stock Warrants”, and the Common Stock Warrants and the Pre-Funded Warrants are referred to herein collectively as the “Warrants”. Under the Purchase Agreements, each Share and accompanying Common Stock Warrant were sold together at a combined price of $2.91, and each Pre-Funded Warrant and accompanying Common Stock Warrant were sold together at a combined price of $2.9099, for gross proceeds of approximately $27.5 million. The Private Placement closed on March 4, 2022. The Company intends to use the proceeds from the Private Placement for working capital purposes, the conduct of its business and other general corporate purposes, which may include acquisitions, investments in or licenses of complementary products, technologies or businesses, operating expenses and capital expenditures.

The Purchase Agreements contain customary representations, warranties and agreements of the Company and the Purchasers, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. In addition, the Company has agreed, subject to certain exceptions, not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 60 days after the date the registration statement covering the resale by the Purchasers of the Shares and Warrant Shares (as defined below) is declared effective.

Each Pre-Funded Warrant has an exercise price of $0.0001 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, became exercisable immediately upon issuance and will survive until it is exercised in full. Each Pre-Funded Warrant will be exercisable on a cash basis unless, at the time of such exercise, the Warrant Shares underlying such Pre-Funded Warrant cannot be immediately resold pursuant to an effective registration statement, in which case such Pre-Funded Warrant shall also be exercisable on a cashless exercise basis.

Each Common Stock Warrant has an exercise price of $3.20 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable at any time on or after September 6, 2022 and will expire on September 7, 2027. Each Common Stock Warrant will be exercisable on a cash basis unless, at the time of such exercise, the Warrant Shares underlying such Common Stock Warrant cannot be immediately resold pursuant to an effective registration statement, in which case such Common Stock Warrant shall also be exercisable on a cashless exercise basis.

Under the terms of the Warrants, the Company may not effect the exercise of any such Warrant, and a holder will not be entitled to exercise any portion of any such Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 9.99% for the Pre-Funded Warrants, or 4.99% for the Common Stock Warrants, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such Warrants, provided that such percentage may in no event exceed 9.99%.

In addition, in certain circumstances, upon a fundamental transaction of the Company, the holders of Common Stock Warrants will have the right to require the Company to repurchase such Common Stock Warrants at their fair value using a Black Scholes option pricing formula; provided, however, that if the fundamental transaction is not approved by the Board of Directors, and therefore not within the Company’s control, then the holder of the Common Stock Warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), determined in accordance with the Black Scholes option pricing formula, that is being offered and paid to the holders of Common Stock in connection with such fundamental transaction.

Registration Rights Agreement

On March 1, 2022 (the “Agreement Date”), in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Shares, as well as the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of the Shares and Warrant Shares (together, the “Registrable Securities”) within 30 days following the Agreement Date. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Registrable Securities covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction (the “Effectiveness Period”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement is not filed within the time period specified above, (ii) the Company fails to file with the Securities and Exchange Commission (the “SEC”) a request for acceleration of the registration statement in accordance with Rule 461 within five trading days of the date that the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (iii) the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the registration statement within 15 days after the receipt of comments by or notice from the SEC that such amendment is required in order for the registration statement to be declared effective, (iv) the registration statement has not been declared effective (A) by the 60th day after the Agreement Date (or, in the event of a “full review” by the SEC, the 75th day after the Agreement Date) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, or (v) after the registration statement is declared effective, but prior to the end of the Effectiveness Period, the registration statement ceases for any reason to remain continuously effective as to all Registrable Securities, or the holders of Registrable Securities are otherwise not permitted to utilize the prospectus in the registration statement to resell such Registrable Securities, for more than 15 consecutive days or more than an aggregate of 25 days during any 12-month period, then the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder as of the date of the violation (as set forth in the Registration Rights Agreement) and for each 30-day period thereafter (or pro rata for any portion thereof for each such month during which such event continues), provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 6.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

Placement Agent Engagement

In connection with the Private Placement, the Company also entered into a placement agent engagement letter (the “Engagement Letter”) with Craig-Hallum Capital Group LLC (the “Placement Agent”). Pursuant to the Engagement Letter, the Placement Agent acted as the sole placement agent for the Private Placement and the Company paid to the Placement Agent a fee equal to 6.0% of the gross proceeds received by the Company in the Private Placement in the form of 567,010 shares of Common Stock and warrants to purchase up to an aggregate of 425,258 shares of Common Stock, which warrants are in the same form as the Common Stock Warrant (such shares and warrants, together with the shares of Common Stock issuable upon exercise of such warrants, the “Placement Agent Securities”).

The foregoing summaries of the Purchase Agreements, the Registration Rights Agreement, the form of Pre-Funded Warrant and the form of Common Stock Warrant do not purport to be complete and are qualified in their entirety by reference to the full texts of the form of Purchase Agreement, the Registration Rights Agreement, the form of Pre-Funded Warrant and the form of Common Stock Warrant that are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

The representations, warranties and covenants contained in the Purchase Agreements, the Warrants and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreements. Accordingly, the form of Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the expected use of the proceeds from the Private Placement. The risks and uncertainties involved include the Company’s financial position, market conditions and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreements, the offering and sale of the Shares, the Pre-Funded Warrants, the Common Stock Warrants, the Warrant Shares and the Placement Agent Securities will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D thereunder. The issuances and sales of the Shares and the Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Shares and the Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The issuance and sale of the Placement Agent Securities by the Company to the Placement Agent will not be registered under the Securities Act or any state securities laws and the Placement Agent Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Purchase Agreements, each of the Purchasers represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Shares and the Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares or the Warrants in violation of the United States federal securities laws.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Information.

On March 2, 2022, the Company issued the press release attached hereto as Exhibit 99.1 announcing the entry into the Purchase Agreement.

On March 4, 2022, the Company issued the press release attached hereto as Exhibit 99.2 announcing the closing of the issuance and sale of the Shares and the Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Pre-Funded Common Stock Purchase Warrant.
4.2	Form of Common Stock Purchase Warrant.
10.1	Form of Securities Purchase Agreement, dated March 1, 2022, by and between Aterian, Inc. and the Purchasers identified on the signature pages to the Securities Purchase Agreement.
10.2	Registration Rights Agreement, dated March 4, 2022, by and among Aterian, Inc. and the Purchasers identified on the signature pages to the Registration Rights Agreement.
99.1	Press release, dated March 2, 2022.
99.2	Press release, dated March 4, 2022.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: March 4, 2022	By:	/s/ Yaniv Sarig
Name: Yaniv Sarig
Title: President and Chief Executive Officer